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EXHIBIT 4.01
                     INCORPORATED IN THE STATE OF NEVADA

No.    Xxxxx                   EZCONNECT, INC.                       Xxxxxx



PAR VALUE             50,000,000 SHARES AUTHORIZED          NON-ASSESSIBLE
$.001 PER SHARE                                           CUSIP NO. 30231 A105





     This Certifies that    VOID
     is the record holder of   XXXXXXXXXXXXXXX


     Shares of the Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated: XXXXXXXX

[Seal of the Corporation]



------------------------------                  -----------------------------
President                                       Secretary

SHARES NO VALID UNTIL COUNTERSIGNED
BY TRANSFER AGENT

Colonial Stock Transfer
455 East 400 South #100
Salt Lake City, UT 84111